UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2017

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2017, Investment Evolution Corporation (“IEC”), a wholly owned subsidiary of IEG Holdings Corporation (“IEG Holdings”) entered into a professional consulting contract with Paul Mathieson, IEG Holdings’ President, Chief Executive Officer and sole director, (the “Consulting Contract”). Pursuant to the terms of the Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to IEC. The Consulting Contract has a term of not less than one and one-half years and renews automatically on December 31st for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1.2 million annually plus health insurance and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the Consulting Contract, fees are to be paid quarterly in advance on July 1st, October 1st, January 1st and April 1st beginning on July 1, 2017. Mr. Mathieson will also receive reimbursement for all reasonable expenses incurred for the benefit of IEC, including but not limited to travel expenses for him and his entourage, hotel expenses, communication, security, relocation and entertainment expenses.

The foregoing description of the Consulting Contract is qualified in its entirety by reference to the Consulting Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Professional Consulting Contract dated July 1, 2017 by and between Investment Evolution Corporation and Paul Mathieson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: July 3, 2017	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer